EXHIBIT 23


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SNODGRASS
Certified Public Accountants and Consolidations


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement of Carnegie Financial Corporation on Form S-8 of our report dated February 25, 2000 appearing in the Annual Report on Form 10-KSB of Carnegie Financial Corporation for the year ended December 31, 1999.



/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 29, 2000


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S.R. Snodgrass, A.C.
1000 Stonewood Drive, Suite 200 Wexford, PA 15090-8399   Phone: 724-934-0344 Facsimile: 724-934-0345
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